                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

      The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective October 15, 2004, as follows:

WHEREAS, the parties desire to amend the Plan to rename each INVESCO Fund by replacing "INVESCO" with "AIM" and further to change the name of INVESCO Core Equity Fund to AIM Core Stock Fund and INVESCO Mid-Cap Equity Fund to AIM Mid Cap Stock Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                                                  MINIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM        MAXIMUM
                                                                   SALES         SERVICE       AGGREGATE
        AIM EQUITY FUNDS                                          CHARGE           FEE            FEE
-----------------------------------                               -------        -------       ---------
PORTFOLIO - INVESTOR CLASS SHARES

AIM Blue Chip Fund                                                 0.00%          0.25%         0.25%
AIM Large Cap Basic Value Fund                                     0.00%          0.25%         0.25%

                                                                  MINIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM        MAXIMUM
                                                                   SALES         SERVICE       AGGREGATE
  AIM INTERNATIONAL MUTUAL FUNDS                                  CHARGE           FEE            FEE
-----------------------------------                               -------        -------       ---------
PORTFOLIO - INVESTOR CLASS SHARES

AIM International Core Equity Fund                                 0.00%          0.25%          0.25%

                                                                  MINIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM        MAXIMUM
                                                                   SALES         SERVICE       AGGREGATE
        AIM SECTOR FUNDS                                          CHARGE           FEE            FEE
-----------------------------------                               -------        -------       ---------
PORTFOLIO - INVESTOR CLASS SHARES

AIM Energy Fund                                                    0.00%          0.25%          0.25%
AIM Financial Services Fund                                        0.00%          0.25%          0.25%
AIM Gold & Precious Metals Fund                                    0.00%          0.25%          0.25%
AIM Health Sciences Fund                                           0.00%          0.25%          0.25%
AIM Leisure Fund                                                   0.00%          0.25%          0.25%
AIM Utilities Fund                                                 0.00%          0.25%          0.25%

                                                                  MINIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM        MAXIMUM
                                                                   SALES         SERVICE       AGGREGATE
        AIM STOCK FUNDS                                           CHARGE           FEE            FEE
-----------------------------------                               -------        -------       ---------
PORTFOLIO - INVESTOR CLASS SHARES

AIM Mid Cap Stock Fund                                             0.00%          0.25%          0.25%
AIM S&P 500 Index Fund                                             0.00%          0.25%          0.25%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  October 15, 2004

                                       2